EXHIBIT 10.1

STANCORP FINANCIAL GROUP, INC.

SHORT TERM INCENTIVE PROGRAM

1. PURPOSES. This Program is intended to enable the Company to attract, retain, motivate and reward qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to their annual performance and to the overall profitability and performance of the Company.

2. DEFINITIONS. The following words as used in this Program have the meanings ascribed to each below.

(a) “Award” means a compensation award earned and granted in accordance with Sections 4 and 5 of this Program.

(b) “Committee” means the Organization and Compensation Committee of the Board of Directors of the Company or any subcommittee thereof.

(c) “Company” means StanCorp Financial Group, Inc.

(d) “Participant” means (i) each executive officer of the Company and (ii) each other key employee of the Company or a subsidiary, whom the Committee designates as a participant under the Program.

(e) “Performance Goals” means the objective performance goals established by the Committee as set forth in Section 5 of the Program.

(f) “Program” means the Short Term Incentive Program administered by the Committee in any particular year, as set forth herein and as may be amended from time to time.

(g) “Threshold Goals” mean the overall Company financial goals established by the Committee as set forth in Section 4 of the Program.

3. ADMINISTRATION. The Committee will administer and interpret the Program. In accordance with Section 4 and 5 of the Program, the Committee will establish the Performance Goals for the applicable year. In accordance with Section 6 of the Program, the Committee will certify whether such Performance Goals have been met. The Committee’s determinations under the Program will be final and conclusive.

4. COMPANY THRESHOLD GOALS. The Committee shall establish overall Threshold Goals for the applicable year that shall apply to any Award made to any Participant for that year. The Threshold Goals shall be expressed as objective financial criteria or business achievements that contribute materially to overall Company financial results and may include sales or revenue targets, earnings growth, ROE growth, premium growth, statutory surplus measures or other criteria established by the Committee, and shall be communicated to all Participants. Notwithstanding any provision in the Program to the contrary, if any

Threshold Goal for a particular year is not satisfied, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 6 based on any factor that the Committee, in its discretion, deems appropriate and, (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 6.

5. PARTICIPANT PERFORMANCE GOALS. The Committee shall establish or approve with respect to each Participant for the applicable year, (i) annual Performance Goals to be satisfied in order for a Participant to receive an Award, and (ii) the targeted payouts, components, weightings and point allocations of the Performance Goals that are applicable to the Participant. Each Participant’s Performance Goals shall address aspects of his or her individual job performance, the results attained in the division, department or business unit for which the Participant is responsible or to which the Participant contributes, overall Company financial results, including earnings per share, revenue growth, and expense management and balance sheet management measures, or other criteria established by the Committee. The Performance Goals may combine objective and subjective elements, and may contain a discretionary component. The criteria applied to an individual Participant shall be determined by the Committee in its sole discretion and shall be communicated to the Participant.

6. AWARDS AND PAYMENT. If the Committee certifies that the Performance Goals established for the Participant pursuant to Section 4 and 5 have been satisfied, the Participant shall receive an Award calculated in respect of the Participant in accordance with the targeted payouts, components, weightings and point allocations applicable to the Participant. Except as otherwise provided hereunder, payment of any Award determined under this Section 6 will be made to each Participant as soon as practicable after the Committee certifies that the Threshold Goal and the applicable Performance Goals have been attained by such Participant.

7. GENERAL PROVISIONS.

(a) Termination; Amendment. The Program will terminate upon the payment of all Awards payable pursuant to Section 6. The Committee may at any time amend, suspend, discontinue or terminate the Program or amend or waive any of the Threshold Goals or Performance Criteria, including but not limited to adjustments to account for or eliminate the effect of acquisitions, divestitures, accounting changes, or restructuring and special charges, in each case as determined by the Committee.

(b) No Employment Rights. Nothing in this Program will be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its subsidiaries. If a Participant’s employment terminates for any other reason before the last day of the applicable year, the Participant will not be entitled to an Award under this Program.

(c) Nonalienation of Benefits. Except as expressly provided herein or otherwise required by applicable law, no Participant or beneficiary will have the power or right to alienate, transfer, anticipate, sell, assign, pledge, attach, or otherwise encumber the Participant’s interest under the Program.

(d) Withholding. Any Award payable to a Participant or a beneficiary under this Program will be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a subsidiary is required at law to deduct and withhold from such Award.

(e) Program Unfunded. The entire cost of the Program shall be paid from the general assets of the Company. The rights of any Participant or beneficiary to receive an Award under the Program shall be only those of a general unsecured creditor, and neither the Company nor the Board of Directors of the Company or the Committee shall be responsible for the adequacy of the general assets of the Company to meet and discharge Program liabilities.

(f) Severability. If any provision of this Program is held unenforceable, the remainder of the Program will continue in full force and effect without regard to such unenforceable provision and will be applied as though the unenforceable provision were not contained in the Program.

(g) Governing Law. The Program will be construed in accordance with and governed by the laws of the State of Oregon, without reference to the principles of conflict of laws.

(h) Headings. Headings are inserted in this Program for convenience of reference only and are to be ignored in a construction of the provisions of the Program.

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